UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2009

THE PRINCETON REVIEW, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32469	22-3727603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Speen Street, Suite 550

Framingham, Massachusetts 01701

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (508) 663-5050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On December 17, 2009, The Princeton Review, Inc. (the “Company”) notified employees that it intends to close its administrative office in New York City by March 31, 2010. The closure is part a restructuring plan following the Company’s acquisition of Penn Foster Education Group on December 7, 2009 that will involve the consolidation of the Company’s real estate portfolio and certain operations, the reorganization of its management structure and the elimination of certain duplicative assets and functions under a plan of termination pursuant to which charges will be incurred under generally accepted accounting principles (the “Restructuring”). In connection with the Restructuring, the Company notified approximately 27 full-time employees of their termination and incurred related severance payment obligations.

The Company expects to record charges of approximately $1.8 million for one-time termination benefits, substantially all of which are anticipated to be recorded in the quarters ended December 31, 2009 and March 31, 2010. The Company may also incur restructuring charges related to lease termination costs associated with the facility closure. The Company cannot currently estimate the exact timing and amount of cash payments related to lease termination costs associated with the Restructuring and, therefore, also cannot currently estimate the total amount expected to be incurred in connection with the Restructuring. The Company intends to file an amended Report on Form 8-K following a determination of such estimate.

The Restructuring could result in additional termination costs, severance related charges and other charges, which would be expected to be reported in 2010, depending upon the final outcome of the Restructuring. In the event the Company incurs material additional charges in connection with the Restructuring, the Company intends to file an amended report on Form 8-K under this Item 2.05 to provide appropriate estimates related to such additional charges.

Information contained in this Item 2.05 that relates to the Company’s anticipated restructuring charges and timing and similar matters are “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause our actual results to differ materially from the future results expressed or implied by the forward-looking statements. All information set forth herein is current as of the date of this Current Report on Form 8-K. The Company undertakes no duty to update any statement in light of new information or future events except as required by applicable law. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” section of the Company’s filings with the Securities and Exchange Commission, including, but not limited to, its latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PRINCETON REVIEW, INC.
Dated: December 17, 2009

/S/ NEAL S. WINNEG
	Name:	Neal S. Winneg
	Title:	Executive Vice President